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                                                                   EXHIBIT T3E-3

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE DISTRICT OF SOUTH CAROLINA

IN RE:                                 )           CHAPTER 11
                                       )
POLYMER GROUP, INC., et al.,(1)        )           CASE NO. 02-05773(W)
                                       )           (JOINTLY ADMINISTERED)
                                       )
                          DEBTORS.     )

    BALLOT AND ELECTION INSTRUCTION FORM FOR ACCEPTING OR REJECTING DEBTORS'
                  JOINT AMENDED MODIFIED PLAN OF REORGANIZATION

                       CLASS 4 -- GENERAL UNSECURED CLAIMS


                       PLEASE READ AND FOLLOW THE ENCLOSED
           VOTING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THE BALLOT.

              PLEASE CHECK THE APPROPRIATE BOXES BELOW TO INDICATE
    YOUR ACCEPTANCE OR REJECTION OF THE AMENDED MODIFIED PLAN AND YOUR MAKING
         OF CERTAIN ELECTIONS WITH RESPECT TO THE AMENDED MODIFIED PLAN.

  THE VOTING DEADLINE IS 5:00 P.M. PREVAILING EASTERN TIME, DECEMBER 20, 2002, (THE "VOTING DEADLINE"), UNLESS THE PERIOD DURING WHICH VOTES WILL BE ACCEPTED BY THE DEBTORS IS EXTENDED OR WAIVED, IN WHICH CASE THE TERM "VOTING DEADLINE"
      FOR SUCH SOLICITATION SHALL MEAN THE LAST TIME AND DATE TO WHICH SUCH
                            SOLICITATION IS EXTENDED.

   THIS BALLOT IS ACCOMPANIED BY A RETURN ENVELOPE. IF YOUR RETURN ENVELOPE IS ADDRESSED TO YOUR NOMINEE, PLEASE ALLOW ADDITIONAL TIME SUFFICIENT FOR YOUR VOTE
  TO BE PROCESSED BY YOUR NOMINEE. THE NOMINEE MUST PLACE YOUR VOTE ON A MASTER
       BALLOT AND DELIVER THE MASTER BALLOT PRIOR TO THE VOTING DEADLINE.


The above-captioned debtors and debtors-in-possession (the "Debtors") have filed an Amended Modified Disclosure Statement (the "Amended Modified Disclosure Statement") and a Joint Amended Modified Plan of Reorganization (the "Amended Modified Plan"). The Amended Modified Disclosure Statement provides information to assist you in deciding how to vote your Claim. If you do not have a copy of the Amended Modified Disclosure Statement or Amended Modified Plan, you may obtain a copy from the Polymer Group, Inc., c/o Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 (the "Solicitation Agent") via telephone at (877) 750-2689.

This Ballot may not be used for any purpose other than for casting votes to accept or reject the Amended Modified Plan and to make the elections set forth in the Ballot. All capitalized terms used in the Ballot or Voting Instructions but not otherwise defined therein shall have the meaning ascribed to them in the Amended Modified Plan. YOU SHOULD REVIEW THE AMENDED MODIFIED DISCLOSURE STATEMENT AND THE AMENDED MODIFIED PLAN BEFORE YOU VOTE. YOUR CLAIM HAS BEEN PLACED IN CLASS 4 UNDER THE AMENDED MODIFIED PLAN. IF YOU HOLD CLAIMS OR EQUITY INTERESTS IN MORE THAN ONE CLASS, YOU WILL RECEIVE A BALLOT FOR EACH CLASS IN WHICH YOU ARE ENTITLED TO VOTE. IF YOU PURCHASED YOUR CLAIM(S) IN MORE THAN ONE TRANSACTION OR YOUR CLAIMS WERE ACQUIRED ON MORE THAN ONE DATE, TO THE EXTENT YOU ARE AWARE OF THE TRADE DATE, ACQUISITION DATE OR DATE THE CLAIM WAS INCURRED, PLEASE INDICATE THE PRINCIPAL AMOUNT AND TRADE DATE, OR AMOUNT AND ACQUISITION DATE OR DATE OF INCURRENCE OF EACH SUCH CLAIM TRANSACTION IN ITEM 1 BELOW AND ATTACH EVIDENCE OF EACH SEPARATE TRANSACTION, ACQUISITION OR INCURRENCE TO THE BALLOT, IF AVAILABLE.

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(1) Debtors are the following entities: Polymer Group, Inc., PGI Polymer, Inc.,
PGI Europe, Inc., Chicopee, Inc., FiberTech Group, Inc., Technetics Group, Inc., Fibergol Corporation, Fabrene Corp., Fabrene Group LLC, PNA Corp., FNA Polymer Corp., FNA Acquisition, Inc., Loretex Corporation, Dominion Textile (USA) Inc., Poly-Bond Inc., FabPro Oriented Polymers, Inc., PGI Asset Management Company, PGI Servicing Company, Pristine Brands Corporation; PolyIonix Separation Technologies, Inc., Bonlam (S.C.), Inc.

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IF YOUR BALLOT OR THE MASTER BALLOT CAST ON YOUR BEHALF IS NOT RECEIVED BY THE
SOLICITATION AGENT ON OR BEFORE 5:00 P.M. ON THE VOTING DEADLINE, WHICH IS DECEMBER 20, 2002, AND SUCH DEADLINE IS NOT EXTENDED, YOUR VOTE WILL NOT COUNT AS EITHER AN ACCEPTANCE OR REJECTION OF THE AMENDED MODIFIED PLAN.

IF THE AMENDED MODIFIED PLAN IS CONFIRMED BY THE BANKRUPTCY COURT IT WILL BE BINDING ON YOU WHETHER OR NOT YOU VOTE.

ITEM 1.  AMOUNT AND TYPE OF CLAIM.

The undersigned certifies that as of November 27, 2002, (the "Record Date") the undersigned was the Beneficial Holder of a Class 4 Claim(s) in the outstanding amount of $______ (excluding any accrued and unpaid interest thereon).

If your Class 4 Claims in Item 1 include claims that were purchased in multiple trades acquired in multiple transactions or incurred on multiple dates, please list the principal amount and trade date, or amount and acquisition date and/or incurrence date for each transaction, acquisition and/or incurrence comprising the total amount of Class 4 Claims held as well as the type of instrument underlying each transaction, acquisition and/or incurrence.

                                                  Trade Date/Acquisition Date
                                          (Indicate the trade date, acquisition date
                                                and/or incurrence date for each
                                   Claim. It is also recommended that you attach evidence of
Principal Amount or Amounts                each trade, transaction or incurrence.)(2)
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

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TOTAL:
In Item 1, Above

$ ______________
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

                    (ATTACH ADDITIONAL SHEETS, IF NECESSARY)

ITEM 2.  CLASS 4 VOTE.

The Holder of the Class 4 Claims set forth in Item 1 above votes (please check one):

___ To Accept the Amended Modified Plan  ___ To Reject the Amended Modified Plan

ITEM 3.  LIMITED RELEASE BY HOLDER OF CLAIM.

By checking the appropriate box below, the undersigned Holder elects or declines (as the case may be) to be bound by the release in Article X Section B of the Amended Modified Plan. THE EFFECT OF THIS RELEASE (AS FURTHER DESCRIBED IN
ARTICLE X SECTION B OF THE AMENDED MODIFIED PLAN) IS TO RELEASE ANY AND ALL CLAIMS, RIGHTS, SUITS, CAUSES OF ACTION THAT THE HOLDER MAY HAVE, ON OR BEFORE THE DATE THAT THE AMENDED MODIFIED PLAN BECOMES

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(2) Subject to the determination of the Bankruptcy Court, this information may be required in the future to determine the number of Claims you are able to vote. For example, each trade may be counted as a separate claim for voting purposes. It is therefore recommended that you promptly take the necessary steps to acquire this information, even if you do not provide it at the time you return this Ballot. To the extent that you are currently unaware of the date of acquisition, please specify the date to the best of your ability.

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EFFECTIVE AGAINST THE RELEASEES IN ANY WAY RELATING TO THE DEBTORS OR THE
REORGANIZED DEBTORS, THE CHAPTER 11 CASE, OR THE AMENDED MODIFIED PLAN. IF THE UNDERSIGNED DOES NOT CHECK EITHER OF THE FOLLOWING BOXES, THE HOLDER WILL BE DEEMED NOT TO AGREE TO THE RELEASE TERMS CONTAINED IN ARTICLE X SECTION B OF THE AMENDED MODIFIED PLAN.(3)

        ___  Agrees:                     ___  Does Not Agree:

             The Holder agrees to the         The Holder does not agree to
             provisions of Article X          the provisions of Article X
             Section B of the Amended         Section B of the Amended
             Modified Plan                    Modified Plan

Each Holder of an Allowed Class 4 Claim who is a Qualified Instutitional Buyer as defined by Rule 144A of the Securities Act of 1933, as amended, will be eligible to elect to receive either Class A or Class C Common Stock. Each Holder of an Allowed Class 4 Claim who is not a Qualified Institutional Buyer shall receive Class A Common Stock. Each Holder of a Class 4 Claim will also have the option (but not the obligation) to elect to participate in the New Investment. Either or both elections can be made by completing and returning the Supplemental Election Form that will be distributed on or shortly after the Confirmation Date. If no election is made, or if an election is not properly made, the Class 4 Claim Holder shall receive Class A Common Stock as the default consideration and be deemed not to participate in the New Investment.

ITEM 4.  CERTIFICATIONS.

By signing this Ballot, the undersigned certifies to the Bankruptcy Court and the Debtors:

     (i) that either (a) such person or entity is the beneficial interest holder of the Claims or securities being voted or (b) such person or entity is an authorized signatory for some person or entity which is a Beneficial Holder of the Claims or securities being voted;

     (ii) that such person or entity (or in the case of an authorized signatory, the Beneficial Holder) has received a copy of the Amended Modified Disclosure Statement and Solicitation Package and acknowledges that the solicitation is being made pursuant to the terms and conditions set forth therein;

     (iii) that such person or entity has cast the same vote on every Ballot completed by such person or entity with respect to holdings in a single Class of Claims;

     (iv) that no other Ballots with respect to the amount of the Claims identified in Item 1 have been cast or, if any other Ballots have been cast with respect to such Claims, such earlier Ballots are hereby revoked; and

     (v) that such person or entity (or in the case of an authorized signatory, the Beneficial Holder) is eligible to be treated as the Holder of such Claim for purposes of voting on the Amended Modified Plan and in making the elections called for in this Ballot;

     (vi) with respect to any Class 4 Claims that may be held by the General Unsecured Claim Holder listed in Item 1 which are held through a Nominee:

              (1) the undersigned hereby authorizes its Nominee to transmit any Class 4 Claims pursuant to a Master Ballot and Letter of Transmittal, in accordance with the instructions herein; and

              (2) the undersigned shall or hereby authorizes its Nominee to, upon request by the Debtor, execute and deliver any additional documents and/or do all such things deemed by Debtor to be necessary or desirable to complete the exchange and cancellation of such Class 4 Claims.

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(3) The provisions of this Item 3 are not applicable to any Class 4 Claim Holder that is a Releasee, as such Releasee is bound by the release provisions of
Article X Section A of the Amended Modified Plan.

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                               Name of Holder: _________________________________
                                                (Print or Type)


                               Social Security Or Federal
                               Tax I.D. No.: ___________________________________
                                                  (Optional)

                               Signature: ______________________________________


                               Name of Signatory: ______________________________
                                                      (If Other Than Holder)

                               Title: __________________________________________

                               Address: ________________________________________
                                        ________________________________________
                                        ________________________________________
                                        ________________________________________


                               Date Completed: _________________________________

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   PLEASE COMPLETE, SIGN AND DATE THE BALLOT AND RETURN IT PROMPTLY USING THE
   PRE-ADDRESSED ENVELOPE. HOLDERS OF CLASS 4 CLAIMS HELD BY A NOMINEE SHOULD RETURN THEIR BALLOT TO THEIR NOMINEE HOLDER. ALL OTHER HOLDERS SHOULD RETURN
               THEIR BALLOT DIRECTLY TO THE SOLICITATION AGENT.(4)

YOUR BALLOT OR THE MASTER BALLOT CAST ON YOUR BEHALF BY THE NOMINEE HOLDER MUST
 BE RECEIVED BY THE SOLICITATION AGENT BY 5:00 P.M., PREVAILING EASTERN TIME ON
   OR BEFORE DECEMBER 20, 2002, THE VOTING DEADLINE, OR YOUR VOTE WILL NOT BE
                                    COUNTED.

  PLEASE ALLOW ADDITIONAL TIME SUFFICIENT FOR YOUR VOTE TO BE PROCESSED BY YOUR
       NOMINEE AND VOTED ON A MASTER BALLOT PRIOR TO THE VOTING DEADLINE.


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(4) Class 4 Claim Holders who hold claims both through a Nominee Holder and in their own name will receive multiple Ballots. These Ballots should be returned to the appropriate party using the enclosed pre-addressed envelope.

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                               VOTING INSTRUCTIONS

1. The Debtors are soliciting the votes of holders of Class 4 Claims with respect to the Amended Modified Plan referred to in the Amended Modified Disclosure Statement (a copy of which is being transmitted to you along with the Ballot). All capitalized terms used in the Ballot or Voting Instructions but not otherwise defined therein shall have the meaning ascribed to them in the Amended Modified Plan.

2. The Amended Modified Plan can be confirmed by the Bankruptcy Court, and therefore, made binding on you, if it is accepted by the holders of two-thirds in amount and more than one-half in number of Claims in each impaired Class voting on the Amended Modified Plan that actually voted. Please review the Amended Modified Disclosure Statement for more information.

3. To ensure that your vote is counted, you must (i) complete the Ballot, (ii) indicate your decision either to accept or reject the Amended Modified Plan in the boxes provided in Item 2 of the Ballot, and (iii) sign and return the Ballot to the address set forth on the enclosed preaddressed envelope. Item 3 should also be completed. Your Ballot or the Master Ballot cast on your behalf must be received by the Solicitation Agent by 5:00 p.m., Prevailing Eastern Time on or before December 20, 2002 (the "Voting Deadline"). IF YOUR RETURN ENVELOPE IS ADDRESSED TO YOUR NOMINEE, PLEASE ALLOW ADDITIONAL TIME SUFFICIENT FOR YOUR VOTE TO BE PROCESSED BY YOUR NOMINEE AND VOTED ON A MASTER BALLOT PRIOR TO THE VOTING DEADLINE.

4. If a Ballot or Master Ballot is received after the Voting Deadline, it will not be counted unless ultimately permitted by the Bankruptcy Court. The method of delivery of Ballots to the Solicitation Agent is at the election and risk of each holder of a Claim. Except as otherwise provided herein, such delivery will be deemed made only when the originally executed Ballot is actually received by the Solicitation Agent. Instead of effecting delivery by mail, it is recommended, though not required, that such holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. Delivery of a Ballot by facsimile, e-mail or any other electronic means will not be accepted, unless ultimately permitted by the Bankruptcy Court. No Ballot should be sent to the Debtors, any indenture trustee, or the Debtors' financial or legal advisors.

5. If multiple Ballots are received from an individual holder of a Claim with respect to the same Claim prior to the Voting Deadline, the last Ballot timely received will supersede and revoke any earlier received Ballots. Multiple Ballots of the same Holder voting different claims will be accepted and counted.

6. The Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Amended Modified Plan and to make the elections called for in the Ballot.

7. This Ballot does not constitute, and shall not be deemed to be, a proof of claim or equity interest or an assertion or admission of a claim or equity interest.

8. Please be sure to sign and date your Ballot. If you are completing the Ballot on behalf of an entity, indicate your relationship with such entity and the capacity in which you are signing. In addition, please provide your name and mailing address if different from that set forth on the attached mailing label or if no such mailing label is attached to the Ballot.

9. If you hold Claims or Equity Interests in more than one Class under the Amended Modified Plan, you will receive more than one Ballot coded for each different Class in which you are entitled to vote. Each Ballot votes only your Claims or Interests indicated on that Ballot. Please complete and return each Ballot you received.

10. You must vote all of your Claims or Equity Interests within a particular Amended Modified Plan Class either to accept or reject the Amended Modified Plan and may not split your vote.

11. The following Ballots will not be counted in determining the acceptance or rejection of the Amended Modified Plan: (a) any Ballot that is illegible or contains insufficient information to permit the identification of the creditor;
(b) any Ballot cast by a person or entity that does not hold a claim in a class that is entitled to vote on the Amended Modified Plan; (c) any Ballot cast for a claim scheduled as contingent, unliquidated or disputed for which no proof of claim was filed; and (d) any unsigned Ballot.

                        PLEASE MAIL YOUR BALLOT PROMPTLY!

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                 IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT
                            OR THE VOTING PROCEDURES,
              PLEASE CALL THE SOLICITATION AGENT AT (877) 750-2689